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                                                                    Exhibit 1(a)
                               PLACEMENT AGREEMENT

                                                              September 29, 1998

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
McDonald & Company Securities, Inc.

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs:

         The Cleveland Electric Illuminating Company, an Ohio corporation ("Cleveland Electric" or the "Company"), proposes to issue and sell to the purchasers named in Schedule I hereto (the "Purchasers") $125,000,000 aggregate principal amount of First Mortgage Bonds, 6.86% Series Due 2008 (the "Bonds"), to be issued pursuant to the Mortgage and Deed of Trust dated July 1, 1940, to Guaranty Trust Company of New York as Trustee, under which The Chase Manhattan Bank is successor trustee (the "original Indenture"), as supplemented and modified in certain respects by indentures supplemental thereto, including the Seventy-Eighth Supplemental Indenture to be dated as of October 1, 1998 (the "Supplemental Indenture") (that original Indenture, as supplemented and modified by all indentures supplemental thereto, the "Indenture") between the Company and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee").

         The Bonds will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions therefrom. You have advised the Company and agree that you will make an offering of the Bonds purchased by you hereunder in accordance with Section 6 hereof on the terms set forth in the Final Memorandum (as defined below), as soon as practicable after the date hereof as in your judgment is advisable. The Company hereby confirms that it has authorized the use of the Final Memorandum in connection with that offering of the Bonds by you. Purchasers of the Bonds (including subsequent transferees) will have the registration rights set forth in the Registration Agreement of even date herewith (the "Registration Agreement"), among the Company and the Purchasers. Pursuant to the Registration Agreement, the Company has agreed to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") under the Securities Act pursuant to which the Company will offer to exchange the Bonds for a series under the Indenture of mortgage bonds of the Company (the "Exchange Bonds") with terms identical to the Bonds (except that the Exchange Bonds will not contain terms with respect to transfer restrictions).

         In connection with the sale of the Bonds, the Company will prepare an offering memorandum (the "Final Memorandum") setting forth or including a description of the terms of the Bonds, the terms of the offering, a description of the Company and any material


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developments relating to the Company occurring after the date of the most recent financial statements included or incorporated by reference therein.

         1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, you that as of the date hereof:

                  (a) The Final Memorandum, in the form used by the Purchasers to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section l(a) do not apply to statements or omissions in the Final Memorandum based upon information relating to any Purchaser furnished to the Company in writing by that Purchaser through you expressly for use therein.

                  (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Ohio, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries (as defined below), taken as a whole.

                  (c) Each Subsidiary of the Company (i) other than those subsidiaries specified in clause (ii) of this paragraph (1)(c) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own its property and to conduct its business as described in the Final Memorandum or (ii) that is not a corporation is a limited partnership, has been duly formed and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its formation, and has full power and authority to own its property and to conduct its business as described in the Final Memorandum; and, in either case, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property required such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and the Company is not a general partner in any partnership. As used herein, the term "Subsidiary" has the meaning ascribed to it in the Indenture.

                  (d) The financial statements included or incorporated by reference in the Final Memorandum present fairly the financial position of the Company and its consolidated Subsidiaries and the results of their operations for the periods specified; and except as otherwise stated in the Final Memorandum, those financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

                  (e) The pro forma adjustments described in the Final Memorandum have been properly applied on the bases described therein and the Company believes that such adjustments with respect to it and the assumptions that underlie those adjustments are reasonable.

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                  (f) This Agreement has been duly authorized, executed and
delivered by the Company and constitutes a valid and binding agreement enforceable against the Company in accordance with its terms except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing or except as rights in the nature of indemnity under the Agreement may be limited by principles of public policy.

                  (g) The original Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing or as the same may be limited by the laws of the United States or the laws of the State of Ohio, where the property covered thereby is located, affecting the remedies for the enforcement of the security provided for therein.

                  (h) The Supplemental Indenture has been duly authorized, and when executed and delivered by the Company (assuming due authorization, execution and delivery by the Trustee) will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing or as the same may be limited by the laws of the United States or the laws of the State of Ohio, where the property covered thereby is located, affecting the remedies for the enforcement of the security provided for therein.

                  (i) The Bonds have been duly authorized by the Company and, when the Bonds are executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with this Agreement, the Bonds will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

                  (j) The Registration Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Purchasers) constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of

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whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

                  (k) The execution and delivery by the Company of this Agreement, the Supplemental Indenture, the Bonds and the Registration Agreement, and the performance by the Company of its obligations thereunder and under the Indenture (to the extent pertinent to the issuance of the Bonds), will not constitute a default under, or conflict with or violate any provision of the articles of incorporation, regulations, partnership agreement or other organizational documents of the Company or any Subsidiary of the Company or any agreement, indenture, mortgage, lease, note or other obligation or instrument to which the Company or any Subsidiary of the Company is a party or by which it is bound, or any law, rule, regulation, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary of the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the execution, delivery or performance by the Company of its obligations under this Agreement, the Indenture (to the extent pertinent to the issuance of the Bonds), the Bonds or the Registration Agreement, except such as may be required (i) by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Bonds and (ii) by the securities or Blue Sky laws of the various states and the Securities Act in connection with the offer of the Exchange Bonds and (iii) from The Public Utilities Commission of Ohio ("PUCO") (whose approval for the performance by the Company of its obligations under the Agreement, the Supplemental Indenture, the Bonds and the Registration Agreement has been obtained).

                  (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Final Memorandum.

                  (m) Neither the Company nor any Subsidiary of the Company is in violation of its respective articles of incorporation or regulations, partnership agreement or other organizational documents and neither the Company nor any Subsidiary of the Company is in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which it is a party or by which any of them is bound, or to which any of its property or assets is subject, except such violations or defaults as have been waived or which would not have, singly or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (n) The Company and each of its Subsidiaries has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and has made all declarations and filings with, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, required to own, lease, license, construct, operate and use its properties and assets and to conduct its business in the manner described in the Final Memorandum, except to the extent that the failure to obtain, declare or file would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

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                  (o) There are no legal or governmental actions, suits,
proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary of the Company is a party or to which any of the properties of the Company or any Subsidiary of the Company is subject other than proceedings accurately described in all material respects in the Final Memorandum and proceedings that would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture (to the extent pertinent to the issuance of the Bonds), the Bonds or the Registration Agreement or to consummate the transactions contemplated by the Final Memorandum.

                  (p) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Bonds in a manner that would require the registration under the Securities Act of the Bonds or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Bonds (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering thereof within the meaning of section 4(2) of the Securities Act.

                  (q) The Company is not an "investment company" or an entity "controlled by an investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                  (r) It is not necessary in connection with the offer, sale and delivery of the Bonds to the Purchasers in the manner contemplated by this Agreement to register the Bonds under the Securities Act or to qualify the Supplemental Indenture under the Trust Indenture Act of 1939, as amended.

                  (s) The Company and each of its Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except in cases in which that noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (t) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third

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parties). On the basis of that review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (u) Neither the Company nor any of the Company's Affiliates or any person acting on its or their behalf (other than the Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Bonds and the Company and its Affiliates and any person acting on its or their behalf (other than the Purchasers) has complied with the offering restrictions requirement of Regulation S.

                  (v) The Company is a "subsidiary" of FirstEnergy Corp., which is a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. FirstEnergy Corp. is exempt from regulation under such Act pursuant to Section 3(a)(1) thereof and the rules and regulations thereunder promulgated by the Securities and Exchange Commission (the "Commission") and, therefore, the Company is also exempt from such regulation.

                  (w) Cleveland Electric has good title to substantially all the properties referred to or described in the granting clauses of the Indenture as being subject to the lien thereof and now owned by it, subject only to the conditions and exceptions set forth in the Final Memorandum "Description of Bonds -- Title to Property," none of which materially impairs the use of the property affected thereby in the operation of the business of Cleveland Electric.

         2. OFFERING. You have advised the Company that the Purchasers will make an offering of the Bonds purchased by the Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

         3. PURCHASE AND DELIVERY. The Company hereby agrees to sell to the several Purchasers, and the Purchasers, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective principal amounts of Bonds set forth in Schedule I hereto opposite their names at a purchase price equal to the sum of 98.875% of the principal amount of the Bonds, plus accrued interest, if any, from October 1, 1998, to the date of payment and delivery.

                  Payment for the Bonds will be made against delivery of the Bonds at a closing to be held at the offices of Winthrop, Stimson, Putnam & Roberts, at 10:00 A.M., local time, on October 5, 1998. The time and date of that payment are herein referred to as the Closing Date. Payment for the Bonds will be made by wire transfer to the Company of immediately available funds.

                  The Company will deliver against payment of the purchase price the Bonds to be offered and sold by the Purchasers in reliance on Regulation S (the "Regulation S Bonds") in the form of one permanent global security in definitive form (a "Regulation S Global Bond") that will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and

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registered in the name of Cede & Co., as nominee for DTC, for the accounts of
Euroclear System ("Euroclear") or Cedel Bank ("Cedel"). The Company will deliver against payment of the purchase price the Bonds to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the "144A Bonds") in the form of one permanent global security in definitive form (a "Restricted Global Bond") deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Bonds and the Restricted Global Bonds will be assigned separate CUSIP numbers. The Restricted Global Bonds will include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Final Memorandum. Until the termination of the restricted period (as defined in Regulation S) with respect to the offering of the Regulation S Bonds, interests in the Regulation S Global Bonds may only be held by the DTC participants for Euroclear & Cedel. Interests in any permanent global security will be held only in book-entry form through DTC except in the limited circumstances described in the Final Memorandum. Both the Restricted Global Bonds and the Regulation S Global Bonds will be made available for inspection by the Purchasers and by DTC by 4:00 p.m., New York time, on the business day prior to the Closing Date at such place in New York City as the Purchasers and the Company shall agree.

                  The certificates evidencing the Bonds will be delivered to you on the Closing Date for the respective accounts of the several Purchasers, with any transfer taxes payable in connection with the transfer of the Bonds to the Purchasers duly paid, against payment of the purchase price therefor.

                  Notwithstanding the foregoing, any Bonds sold to Institutional Accredited Investors (as hereinafter defined) pursuant to Section 6(a) shall be issued in definitive, fully registered form and shall bear the legend relating thereto set forth under "Transfer Restrictions" in the Final Memorandum, but shall be paid for in the same manner as any Bonds to be purchased by the Purchasers hereunder and to be offered and sold by them in reliance on Rule 144A under the Securities Act.

         4. CONDITIONS TO CLOSING. The several obligations of the Purchasers under this Agreement to purchase the Bonds will be subject to the following conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

                           (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or notice of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its Subsidiaries, taken as a whole,

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         from that set forth in the Final Memorandum that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Bonds on the terms and in the manner contemplated in the Final Memorandum.

                  (b) You shall have received on the Closing Date a certificate or certificates, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date. The officer signing and delivering such certificate or certificates may rely upon the best of knowledge as to proceedings threatened.

                  (c) You shall have received on the Closing Date an opinion of Winthrop, Stimson, Putnam & Roberts, counsel for the Company, dated the Closing Date, to the effect that:

                           (i) the Supplemental Indenture is a valid and binding agreement of the Company, enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing or as the same may be limited by the laws of the United States or the laws of the State of Ohio, where the property covered thereby is located, affecting the remedies for the enforcement of the security provided for therein; and the form of supplemental indenture pursuant to which the Exchange Bonds are to be issued is in such form that it may be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in compliance with the terms of the provisions of the Registration Agreement without material modification;

                           (ii) when the Bonds are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers in accordance with this Agreement, the Bonds will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing;

                           (iii) the Registration Agreement (assuming due authorization, execution and delivery by the Purchasers) constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing;

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                           (iv) the execution and delivery by the Company of
         this Agreement, the Supplemental Indenture, the Bonds and the Registration Agreement, and the performance by the Company of its obligations thereunder and under the Indenture (to the extent pertinent to the issuance of the Bonds), will not, to such counsel's knowledge, contravene any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary of the Company, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the execution, delivery or performance by the Company of its obligations under this Agreement, the Indenture (to the extent pertinent to the issuance of the Bonds), the Bonds or the Registration Agreement, except such as may be required (i) by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Bonds, (ii) by the securities or Blue Sky laws of the various states and the Securities Act in connection with the offer of the Exchange Bonds and
         (iii) from the PUCO;

                           (v) the statements in the Final Memorandum under the captions "Description of Bonds," "Certain Tax Considerations," "Private Placement," "Transfer Restrictions," and "Considerations for Employee Benefit Plans," insofar as those statements constitute summaries of the legal matters, documents and requirements referred to therein, fairly present in all material respects such legal matters, documents and requirements;

                           (vi) after due inquiry, such counsel does not know of any legal or governmental actions, suits, proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings that such counsel believes are not likely to have a material adverse effect on the Company and its Subsidiaries taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture (to the extent pertinent to the issuance of the Bonds), the Bonds or the Registration Agreement or to consummate the transactions contemplated by the Final Memorandum;

                           (vii) assuming the accuracy and correctness of the representations, warranties and agreements of the Company in Sections 1(p), 1(u), 5(f), 5(g), 5(h) and 5(l) of this Agreement and of the Purchasers in Section 6 of this Agreement and on the representations and agreements contained in Exhibit A to this Agreement, it is not necessary in connection with the sale of the Bonds to the Purchasers under this Agreement or in connection with the initial resale of the Bonds by the Purchasers in accordance with Section 6 of this Agreement to register the Bonds under the Securities Act or to qualify the Supplemental Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of any Bond;

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                           (viii) the Company is not an "investment company" or
         an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended; and

                           (ix) the Company is a "subsidiary" of FirstEnergy Corp., which is a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. FirstEnergy Corp. is exempt from regulation under such Act pursuant to Section 3(a)(1) thereof and the rules and regulations thereunder promulgated by the Commission and, therefore, the Company is also exempt from such regulation.

                  Such counsel shall also include a statement to the effect that no facts have come to such counsel's attention that would lead such counsel to believe that (except for financial statements, schedules and other financial and statistical information as to which such counsel need not express any belief) the Final Memorandum when issued did not, and as of the date such opinion is delivered does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) You shall have received on the Closing Date an opinion of David L. Feltner, Esq., as counsel of FirstEnergy Corp., to the effect that:

                           (i) the Company has been duly incorporated, is
                  validly existing as a corporation in good standing under the laws of the State of Ohio, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum (references herein to the Final Memorandum being taken to mean the Final Memorandum, as amended or supplemented), and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                           (ii) this Agreement has been duly authorized,
                  executed and delivered by the Company and constitutes a valid and binding agreement enforceable against the Company in accordance with its terms except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing or except as rights in the nature of indemnity under the Agreement may be limited by principles of public policy;

                           (iii) the original Indenture has been duly
                  authorized, executed, and delivered by the Company and constitutes a valid and binding agreement enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization,

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                  moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing or as the same may be limited by the laws of the United States or the laws of the State of Ohio, where the property covered thereby is located, affecting the remedies for the enforcement of the security provided for therein;

                           (iv) the Supplemental Indenture has been duly
                  authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing or as the same may be limited by the laws of the United States or the laws of the State of Ohio, where the property covered thereby is located, affecting the remedies for the enforcement of the security provided for therein;

                           (v) the Bonds have been duly authorized and executed
                  by the Company and, when the Bonds are authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with this Agreement, the Bonds will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing;

                           (vi) the Registration Agreement has been duly
                  authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Purchasers) constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith;

                           (vii) the execution and delivery by the Company of
                  this Agreement, the Supplemental Indenture, the Bonds and the Registration Agreement, and the performance by the Company of its obligations thereunder and under the original

                  Indenture (to the extent pertinent to the issuance of the Bonds), will not contravene any provision of applicable law or the articles of incorporation, regulations, partnership agreement or other organizational documents of the Company or of any Subsidiary of the Company or, to such counsel's knowledge, any agreement or other instrument binding on the Company or on any Subsidiary of the Company that is material to the Company and its Subsidiaries taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary of the Company, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Bonds, the Supplemental Indenture, the original Indenture (to the extent pertinent to the issuance of the Bonds) and the Registration Agreement, except such as may be required by (i) the securities or Blue Sky laws of the various states in connection with the offer and sale of the Bonds and (ii) the securities or Blue Sky laws of the various states and the Securities Act in connection with the offer of the Exchange Bonds;

                           (viii) after due inquiry, such counsel does not know
                  of any legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings that such counsel believes are not likely to have a material adverse effect on the Company and its Subsidiaries taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Bonds or the Registration Agreement or to consummate the transactions contemplated by the Final Memorandum;

                           (ix) each Subsidiary of the Company (A) has been duly
                  incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own its property and to conduct its business as described in the Final Memorandum or (B) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and the Company is not a general partner in any partnership;

                           (x) the Company and each of its Subsidiaries has
                  obtained all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and has made all declarations and filings with, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, required to own, lease, license, operate and use its properties and assets and to conduct its business in the manner described in the Final Memorandum, except to the extent that the failure to obtain, declare or file would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                           (xi) such counsel is of the opinion that the Company
                  and each Subsidiary of the Company (A) is in compliance with any and all applicable Environmental Laws, (B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is in compliance with all terms and conditions of any such permit, license or approval, except in cases in which that noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company;

                           (xii) the Company has good title to substantially all
                  the properties referred to or described in the granting clauses of the Indenture as being subject to the lien thereof and now owned by it, subject only to the conditions and exceptions set forth in the Final Memorandum under "Description of Bonds - Title to Property," none of which materially impairs the use of the property affected thereby in the operation of the business of Cleveland Electric;

                           (xiii) the Indenture and all financing statements
                  have been duly filed and recorded in all places where such filing or recording is necessary for the perfection or preservation of the lien of the Indenture and the Indenture constitutes a valid and direct first lien upon all of the property referred to in subparagraph (xii) above, subject only to the conditions and exceptions referred to therein and, under current law, all property acquired by Cleveland Electric hereafter, other than property excepted from the lien of the Indenture, will become subject to the lien thereof upon acquisition; and

                           (xiv) the Bonds are entitled to the benefits and
                  security of the Indenture, equally and ratably with all other bonds outstanding under the Indenture, except as the enforceability thereof may be subject to the limitations set forth in subparagraph (iii), above.

                  (e) You shall have received on the Closing Date an opinion of Squire, Sanders & Dempsey L.L.P., counsel for the Purchasers, dated the Closing Date, covering the matters referred to in subparagraphs (v) (but only as to the statements under the captions "Description of Bonds," "Private Placement" and "Transfer Restrictions") and (vii), and the final subparagraph of paragraph (c) above.

                  With respect to the final subparagraph of paragraph (c) above, Winthrop, Stimson, Putnam & Roberts and Squire, Sanders & Dempsey L.L.P may state that their belief is based upon their participation in the preparation of the Final Memorandum and any amendments or supplements thereto and review and discussion of the contents thereof, but is without independent check or verification except as specified. With respect to matters of fact, such counsel may rely on certificates of officers of the Company and of governmental officials, in which case their opinion is to state that they are so doing and that the Purchasers are justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion.

                  The opinion of Winthrop, Stimson, Putnam & Roberts described in paragraph (c) above shall be rendered to you at the request of the Company and shall so state therein.

                  (f) You shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters (of the type ordinarily applicable for registration statements filed under the Securities Act) with respect to the financial statements and certain financial information contained in the Final Memorandum.

         5. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Purchasers herein contained, the Company covenants as follows:

                  (a) To furnish to you, without charge, during the period mentioned in paragraph (c) below, as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request; with respect to the Final Memorandum, to furnish copies of the Final Memorandum in New York City, prior to 3:00 p.m. on the business day following the date of this Agreement, in such quantities as you reasonably request; but the Company is not responsible for the costs of distributing the Final Memorandum other than to the Purchasers.

                  (b) Before amending or supplementing the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

                  (c) If, during such period after the date hereof and prior to the date on which all of the Bonds shall have been sold by the Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when such Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement that Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Purchasers, either amendments or supplements to that Memorandum so that the statements in that Memorandum as so amended or supplemented will not, in the light of the circumstances when that Memorandum is delivered to a purchaser, be misleading or so that that Memorandum, as so amended or supplemented, will comply with applicable law.

                  (d) To endeavor to qualify the Bonds for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the

Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                  (e) Whether or not any sale of Bonds is consummated, to pay all expenses incident to the performance of their obligations under this Agreement, including: (i) the preparation of the Final Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Bonds, (iii) the fees and disbursements of the Company's counsel and accountants and the Trustee and its counsel, if any (but not the fees and disbursements of counsel to the Purchasers), (iv) the qualification of the Bonds under securities or Blue Sky laws in accordance with Section 5(d), including filing fees and the fees and disbursements of counsel for the Purchasers in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (v) the printing and delivery to the Purchasers in quantities as hereinabove stated of copies of the Final Memorandum and any amendment or supplement thereto, (vi) any fees charged by rating agencies for the rating of Bonds and (vii) the fees and expenses, if any, incurred in connection with the admission of Bonds for trading in any appropriate market system.

                  (f) Neither the Company nor any Affiliate of the Company will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that could be integrated with the sale of the Bonds in a manner that would require the registration under the Securities Act of those Bonds.

                  (g) Not to solicit any offer to buy or offer or sell the Bonds by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of section 4(2) of the Securities Act.

                  (h) While any of the Bonds remain outstanding, to make available, upon request, to any seller of Bonds the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to section 13 or 15(d) of the Exchange Act.

                  (i) Until the expiration of two years after the original issuance of the Bonds, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Bonds which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any Affiliate shall submit such Bonds to the Trustee for cancellation.

                  (j) To include information substantially in the form set forth in Exhibit A in the Final Memorandum.

                  (k) If requested by you, to use its best efforts to permit the Bonds to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

                  (l) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Bonds, and the Company and its Affiliates and each person acting on its or their behalf (other than the Purchasers) will comply with the offering restrictions of Regulation S.

                  (m) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Bonds (other than the Bonds), without your prior written consent.

                  (n) To use the proceeds from the sale of the Bonds in the manner discussed in the Final Memorandum under the caption "Use of Proceeds".

         6.       OFFERING OF BONDS; RESTRICTIONS ON TRANSFER.

                  (a) Each Purchaser, severally and not jointly, represents and warrants that Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Purchaser, severally and not jointly, agrees with the Company that (a) it has not solicited and will not solicit offers for, and it has not offered and sold and it will not offer or sell, Bonds by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of section 4(2) of the Securities Act and (b) it has solicited and will solicit offers for Bonds only from, and has offered and will offer Bonds only to, persons that it reasonably believes to be (A) in the case of offers or sales inside the United States, (i) QIBs or (ii) other institutional accredited investors (as defined in Rule 501 (a)(1), (2), (3) or (7) under the Securities Act (each, an "Institutional Accredited Investor") that, prior to their purchase of Bonds, deliver to that Purchaser a letter containing the representations and agreements set forth in Annex A to the Final Memorandum and (B) in the case of offers or sales outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing Bonds are deemed to have represented and agreed as provided in Exhibit A hereto.

                  (b) Each Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                           (i) it understands that no action has been or will be
                  taken in any jurisdiction by any Purchaser or the Company that would permit a public offering of the Bonds, or possession or distribution of the Final Memorandum or any other offering or publicity material relating to the Bonds, in any country or jurisdiction where action for that purpose is required;

                           (ii) that Purchaser will comply with all applicable
                  laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Bonds or has in its possession or distributes the Final Memorandum or any such other material, in all cases at its own expense;

                           (iii) the Bonds have not been and will not be
                  registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

                           (iv) that Purchaser has offered the Bonds and will
                  offer and sell the Bonds (A) as part of their distribution, at any time and (B) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, only in accordance with Rule 903 of Regulation S. Accordingly, neither that Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Bonds, and any such Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                           (v) that Purchaser has (A) not offered or sold, and
                  prior to the date 180 days after the Closing Date will not offer or sell any Bonds in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995,
                  (B) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom, and (C) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the offering of the Bonds to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom that document may otherwise lawfully be issued or passed on;

                           (vi) that Purchaser understands that the Bonds have
                  not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Bonds acquired by it in connection with the distribution contemplated hereby, directly or indirectly, in Japan or to or for the account of any resident thereof, except for offers or sales to Japanese dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law, and further agrees that it will send to any dealer who purchases from it any of the Bonds a notice stating in substance that, by purchasing those Bonds, that dealer represents and agrees that it has not offered or sold, and will not offer or sell, any Bonds, directly or indirectly, in Japan or to or for the account of any resident thereof, except for offers or sales to Japanese dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law, and that that dealer will send to any other dealer to whom it sells any of the Bonds a notice containing substantially the same statement as is contained in this sentence.

                           (vii) that Purchaser agrees that, at or prior to
                  confirmation of sales of the Bonds made in reliance on Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Bonds from it during the restricted period a confirmation or notice substantially to the following effect:

                           "The Bonds covered hereby have not been registered
                  under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons
                  (i) as part of their distribution, at any time or, (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 6 have the meanings given to them by Regulation S.

                  (c) Each Purchaser understands and agrees that, upon original issuance of the Bonds, and until such time as the applicable provisions of the Securities Act and the rules promulgated thereunder and under the Indenture no longer so require, the Bonds will bear the legends set forth in "Transfer Restrictions" in the Final Memorandum.

         7.       INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company agrees to indemnify and hold harmless each Purchaser, and each person, if any, who controls that Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, that Purchaser, from and against any and all losses, claims, damages and liabilities, (including, without limitation, any legal or other expenses reasonably incurred by any Purchaser or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Final Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Purchaser furnished to the Company in writing by such Purchaser through you expressly for use therein.

                  (b) Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to that Purchaser, but only with reference to information relating to that Purchaser furnished to the Company by that Purchaser in writing through you expressly for use in the Final Memorandum or any amendment or supplement thereto.

                  (c) If any proceeding (including any governmental investigation) is instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, that person (the "indemnified party") shall promptly notify the person against whom that indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in that proceeding and shall pay the fees and disbursements of that counsel related to that proceeding. In any such proceeding, any indemnified party has the right to retain its own counsel, but the fees and expenses of that counsel will be at the expense of that indemnified party unless (i) the indemnifying party and the indemnified party have mutually agreed to the retention of that counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate because of actual or potential differing interests between them. It is understood that the indemnifying party will not in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. That firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with that consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of that settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party has requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it will be liable for any settlement of any proceeding affected without its written consent if (i) that settlement is entered into more than 60 days after receipt by that indemnifying party of the aforesaid request and (ii) that indemnifying party has not reimbursed the indemnified party in accordance with that request prior to the date of that settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by that indemnified party, unless that settlement includes an unconditional release of that indemnified party from all liability on claims that are the subject matter of that proceeding.

                  (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under that paragraph, in lieu of indemnifying that indemnified party thereunder, shall contribute to the amount paid or payable by that indemnified party as a result of those losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchasers on the other hand in connection with the statements or omissions that resulted in those losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relevant benefits. The relative fault of the Company on the one hand and of the Purchasers on the other hand will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent that statement or omission. The Purchasers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Bonds they have purchased hereunder, and not joint.

                  (e) The Company and the Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Purchasers were treated as one entity for that purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above will be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by that indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, no Purchaser will be required to contribute any amount in excess of the amount by which the total price at which the Bonds resold by it in the initial placement of those Bonds were offered to investors exceeds the amount of any damages that that Purchaser has otherwise been required to pay by reason of that untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) is entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained in this Agreement will remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Purchasers or any person controlling the Purchasers or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Bonds. The remedies provided for in this Section 7 are not exclusive and do not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         8. TERMINATION. This Agreement is subject to termination by notice given by Morgan Stanley & Co. Incorporated (the "Purchaser Representative") to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile

Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), that event singly or together with any other such event makes it, in the Purchaser Representative's judgment, impracticable to market the Bonds on the terms and in the manner contemplated in the Final Memorandum.

         9. MISCELLANEOUS. If, on the Closing Date, any one or more of the Purchasers fails or refuses to purchase Bonds that it or they have agreed to purchase hereunder on that date, and the aggregate principal amount of Bonds that that defaulting Purchaser or Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Bonds to be purchased on that date, the other Purchasers will be obligated severally in the proportions that the principal amount of Bonds set forth opposite their respective names in Schedule I bear to the aggregate principal amount of Bonds set forth opposite the names of all such non-defaulting Purchasers, or in such other proportions as you may specify, to purchase the Bonds that the defaulting Purchaser or Purchasers agreed but failed or refused to purchase on that date, but in no event will the principal amount of Bonds that any Purchaser has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 9 by an amount in excess of one-ninth of that principal amount of Bonds without the written consent of that Purchaser. If, on the Closing Date any Purchaser or Purchasers fails or refuses to purchase Bonds that it or they have agreed to purchase hereunder on that date and the aggregate principal amount of Bonds with respect to which that default occurs is more than one-tenth of the aggregate principal amount of Bonds to be purchased on that date, and arrangements satisfactory to you and the Company for the purchase of those Bonds are not made within 36 hours after that default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or of the Company. In any such case either you or the Company may postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other document or arrangement may be effected. Any action taken under this paragraph will not relieve any defaulting Purchaser from liability in respect of any default of that Purchaser under this Agreement.

         This Agreement may be signed in any number of counterparts, each of which is an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

         If this Agreement is terminated by the Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company is unable to perform its obligations under this Agreement, the Company will reimburse the Purchasers or such Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by those Purchasers in connection with this Agreement or the offering contemplated hereunder.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         The headings of the sections of this Agreement have been inserted for convenience of reference only and will not be deemed a part of this Agreement.

         Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement will constitute a binding agreement between us.

                                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY



                                   By: /s/ T.F. Struck, II
                                      -----------------------------------------
                                   Name: T.F. Struck, II
                                   Title:     Treasurer



Accepted as of the date first written above

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
McDonald & Company Securities, Inc.

By MORGAN STANLEY & CO. INCORPORATED



By: /s/ Harold J. Hendershot III
   -----------------------------------
      Name:  Harold J. Hendershot III
      Title:    Vice President

                                   SCHEDULE I

                                              Principal Amount
Purchaser                                  of Bonds To Be Purchased
---------                                  ------------------------

Morgan Stanley & Co. Incorporated          $62,500,000 principal amount of
                                           First Mortgage Bonds, 6.86%
                                           Series Due 2008

Credit Suisse First Boston Corporation     $31,250,000 principal amount of
                                           First Mortgage Bonds, 6.86%
                                           Series Due 2008

McDonald & Company Securities, Inc.        $31,250,000 principal amount of
                                           First Mortgage Bonds, 6.86%
                                           Series Due 2008

                                    EXHIBIT A

         Each Memorandum will contain language to the following effect:

         "Each purchaser of the Bonds will be deemed to:

         (1) represent that it is purchasing the Bonds for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is (i) a QIB and is aware that the sale to it is being made in reliance on Rule 144A, (ii) an Institutional Accredited Investor, or
(iii) a foreign purchaser that is outside the United States (or a foreign purchaser that is a dealer or other fiduciary as referred to above);

         (2) acknowledge that the Bonds have not been registered under the Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons except as set forth below;

         (3) if it is a person other than a foreign purchaser outside of the United States, agree that if it resells or otherwise transfers the Bonds within the time period referred to in Rule 144(k) under the Securities Act with respect to such transfer, it will do so only (i) to The Cleveland Electric Illuminating Company (the "Company"), (ii) inside the United States to a QIB in compliance with Rule 144A, (iii) inside the United States to an Institutional Accredited Investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Bonds (the form of which letter can be obtained from the Trustee) and, if that transfer is in respect of an aggregate principal amount of Bonds at the time of transfer of less than $100,000, an opinion of counsel acceptable to the Company that that transfer is in compliance with the Securities Act, (iv) outside the United States in compliance with Rule 904 under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act. Each Institutional Accredited Investor that is not a QIB and that is an original purchaser of the Bonds will be required to sign an agreement to the foregoing effect in the form attached hereto as Appendix 1. Subject to the procedures set forth under "Description of Bonds--Book Entry, Delivery and Form," prior to any proposed transfer of any of the Bonds (otherwise than pursuant to an effective registration statement) within the time period referred to above, the holder thereof must check the appropriate box set forth on the reverse of its Bonds relating to the manner of such transfer and submit the Bonds to the Trustee;

         (4) agree that it will deliver to each person to whom it transfers any of the Bonds notice of any restrictions on transfer of those Bonds;

         (5) if it is a foreign purchaser outside the United States, understand that the Bonds will initially be represented by a Regulations S Global Bond and that transfers thereof are restricted as described under "Description of Bonds--Book Entry, Delivery and Form";

         (6) if it is a QIB, understand that the Bonds offered in reliance on Rule 144A will be represented by a Restricted Global Bond. Before any interest in a Restricted Global Bond may be offered, sold, pledged or otherwise transferred to a person who is not a QIB, the transferee will be required to provide the Trustee with a written certification (the form of which certification can be obtained from the Trustee) as to compliance with the transfer restriction referred to above;

         (7) understand that, unless or until registered under the Securities Act, the Bonds (other than those issued to foreign purchasers or in substitution or exchange therefor) will bear a legend to the following effect unless otherwise agreed by the Company and the holder thereof:

         THIS BOND HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS BOND IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT, IF IT IS A PURCHASER OTHER THAN A FOREIGN PURCHASER OUTSIDE THE UNITED STATES, IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS BOND EXCEPT (A) TO THE CLEVELAND ELECTRIC ILLUMINATING COMPANY ("COMPANY"), (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS BOND (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF BONDS AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS BOND IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS BOND WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER

         MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS BOND IN VIOLATION OF THE FOREGOING RESTRICTIONS;

         (8) acknowledge that the Company, the Placement Agents and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements, and agree that, if any of the acknowledgements, representations or warranties deemed to have been made by it by its purchase of Bonds are no longer accurate, it shall promptly notify the Company and the Placement Agents. If it is acquiring Bonds as a fiduciary or agent for one or more investor accounts, it represents that is has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

         Each Memorandum must also contain language to the following effect:

         "Each person receiving this Memorandum acknowledges that (i) that person has been afforded an opportunity to request from the Company, and to review, and has received, all additional information considered by it to be necessary to verify the accuracy of, or to supplement, the information contained herein; (ii) that person has not relied on the Placement Agents or any person affiliated with the Placement Agents in connection with its investigation the accuracy of such information or its investment decision; and (iii) no person has been authorized to give any information or to make any representation concerning the Company or the Bonds (other than as contained herein and information given by duly authorized officers and employees of the Company in connection with the investor's examination of the Company and the terms of the sale of the Bonds), and, if given or made, any such other information or representation should not be relied upon as having been authorized by the Company or the Placement Agents."